CERTIFICATE OF REVERSE STOCK SPLIT
FOR
INTERNETSTUDIOS.COM, INC.

The undersigned President and Secretary of INTERNETSTUDIOS.COM, INC., a Nevada corporation (the "Corporation"), hereby certify for the purposes of Nevada Revised Statute 78.209 as follows:

  The Board of Directors of the Corporation has unanimously approved, by written consent, dated November 16, 2001, a twenty (20) for one (1) reverse stock split (the "Reverse Stock Split") of the Corporation's authorized, issued and outstanding common stock.

  The total authorized number of shares of the Corporation before the effective date of the Reverse Stock Split was One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001.

  The total authorized number of shares after the effective date of the Reverse Stock Split shall be Five Million (5,000,000) shares of common stock with a par value of $0.0001.

  The Corporation shall issue one (1) share of common stock in exchange for every twenty (20) shares of common stock issued and outstanding immediately prior to the effective date of the Reverse Stock Split.

  Stockholders who would otherwise be entitled to a fractional share shall be issued an additional fraction of a share as is necessary to increase a fractional share to a full share.

  The approval of the stockholders of the Corporation is not required to effect the Reverse Stock Split.

  The Reverse Stock Split shall be effective on the date that this Certificate is filed with the Nevada Secretary of State.

Dated this 16th day of November, 2001.

/s/ Robert Maclean
______________________________
ROBERT MACLEAN, PRESIDENT

/s/ Mark Rutledge
______________________________
MARK RUTLEDGE, SECRETARY

This instrument was acknowledged before me on November 18, 2001, by ROBERT MACLEAN, known or proved to be the person executing the above instrument.

/s/ Gary L. Sparks
____________________________________
Notary Public

This instrument was acknowledged before me on November 20, 2001, by MARK RUTLEDGE, known or proved to be the person executing the above instrument.

/s/ David J. Cowan
____________________________________
Notary Public